                            SCHEDULE 14A INFORMATION
                 REVOCATION STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

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/ / Preliminary Proxy Statement (Revocation of Consent Statement) / / Confidential, for Use of the Commission Only (as permitted by
     Rule 14s-6(e)(2))
/ / Definitive Proxy Statement (Revocation of Consent Statement) / / Definitive Additional Materials
/x/  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WASHINGTON MUTUAL, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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/ /  Fee computed on table below per Exchange Act Rules 14s-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transactions:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                                      DRAFT -- APRIL 7, 1997 -- 11:00 A.M. EST

Media Contact:          Gavin Anderson & Company        Washington Mutual
                        Hollis Rafkin-Sax               Bill Ehrlich
                        212-373-0231                    1-800-228-9268

Investor Contact:       Washington Mutual
                        JoAnn DeGrande
                        206-461-3186

                                                                 April 9, 1997
                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                      WASHINGTON MUTUAL DISMISSES AHMANSON
                              CONSENT SOLICITATION
                  SAYS MERGER WITH GREAT WESTERN NOT AFFECTED

        SEATTLE -- Washington Mutual, Inc. (Nasdaq: WAMU) today issued the following statement in connection with H.F. Ahmanson & Co.'s (NYSE: AHM) consent solicitation of Great Western Financial Corporation's (NYSE: GWF) stockholders.

        "Washington Mutual and Great Western have a fully executed definitive merger agreement that will be submitted to the shareholders of both companies for their approval in the very near future. None of the matters that are the subject of Ahmanson's consent solicitation will affect in any way the schedule for shareholder approval or completion of our merger."

        "The consent solicitation is not a referendum on the Washington Mutual/Great Western merger, a fact supported by the Institutional Shareholder Services Inc.'s (ISS) April 2 report. By aggressively promoting an issue that has no bearing on the timing or outcome of our transaction, Ahmanson is attempting to distract attention from the fact that the marketplace has not supported its revised hostile offer of March 17."

        Washington Mutual continued, "We remain very confident that our merger will be overwhelmingly approved by the shareholders of both companies. The combination of

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our two companies is about continuing a proven growth strategy that has been successfully executed by the experienced management team of Washington Mutual. This strategy is grounded in sound capital ratios, a strong balance sheet, consistent profitability and superior earnings growth potential. The exceptional value of our transaction was recognized by the Great Western Board of Directors when it strongly and unanimously reaffirmed its support of the merger with Washington Mutual on March 26."

        With a history dating back to 1889, Washington Mutual is a diversified financial services company focusing on families and small and mid-sized businesses. At year-end 1996, Washington Mutual and its subsidiaries had consolidated assets of $44.6 billion and operated more than 550 offices in Washington, California, Idaho, Utah, Montana, Arizona, Colorado and Nevada. The company's subsidiaries provide consumer and commercial banking, full-service securities brokerage, mutual fund management and insurance underwriting.


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        Washington Mutual, Inc. ("Washington Mutual") and other certain persons named below may be deemed to be participants in the solicitation of proxies in connection with the merger of Great Western Financial Corporation ("Great Western") and a wholly-owned subsidiary of Washington Mutual pursuant to which each outstanding share of Great Western common stock would be converted into 0.9 shares of Washington Mutual common stock (the "Merger"). The participants in this solicitation may include the directors of Washington Mutual (Douglas P. Belghle, David Bonderman, Herbert M. Bridge, J. Taylor Crandall, Roger H. Figsti, John W. Ellis, Daniel J. Evans, Anne V. Farrell, William P. Gerberding, Kerry K. Killinger, Samuel B. McKinney, Michael K. Murphy, Louis H. Pepper, William G. Reed, Jr. and James H. Stever); the following executive officers of Washington Mutual: Craig S. Davis, Steven P. Freimuth, Lee D. Lannoye, William
A. Longbrake, Deanna W. Oppenheimer, Craig E. Tall and S. Liane Wilson; and the following other members of management of Washington Mutual: Karen Christensen, JoAnne DeGrande, William Ehrlich, James B. Fitzgerald, Marc R. Kittner and Douglas G. Wisdorf (collectively, the "Washington Mutual Participants"). As of the date of this communication, David Bonderman, J. Taylor Crandall and Kerry K. Killinger beneficially owned 1,894,141 shares, 6,549,755 shares and 1,044,224 shares of Washington Mutual, respectively. The remaining Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities. The Washington Mutual Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities.

        Other participants in the solicitation include Great Western and may include the directors of Great Western (James F. Montgomery, John F. Maher,
Dr. David Alexander, H. Frederick Christie, Stephen E. Frank, John V. Giovenco, Firmin A. Gryp, Enrique Hernandez, Jr., Charles D. Miller, Dr. Alberta E.
Siegel and Willis B. Wood, Jr.); the following executive officers of Great
Western: J. Lance Erikson, Carl F. Geuther, Michael M. Pappas, A. William Schenck III, Ray W. Sims and Jaynie M. Studenmund; and the followiing other members of management of Great Western: Stephen F. Adams, Bruce F. Antenberg, Barry R. Barkley, Ian D. Campbell, Charles Coleman, Allen D. Meadows and John A.

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Trotter (collectively, the "Great Western Participants"). As of the date of this communication, James F. Montgomery and John F. Maher beneficially owned 680,488 shares and 611,762 share of Great Western common stock, respectively (including shares subject to stock options exercisable within 60 days). The remaining Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Great Western's equity securities. The Great Western Participants do not beneficially own, individually or in the aggregate, in excess of 1% of Washington Mutual's equity securities.

        Washington Mutual has retained Lehman Brothers Inc. ("Lehman Brothers") to act as its financial advisor in connection with the Merger for which it received and may receive substantial fees as well as reimbursement of reasonable out-of-pocket expenses. In addition, Washington Mutual has agreed to indemnify Lehman Brothers and certain persons related to it against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement. Lehman Brothers is an investment banking firm that provides a full range of financial services for institutional and individual clients. Lehman Brothers does not admit that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation or that
Schedule 14A requires the disclosure of certain information concerning Lehman Brothers. In connection with Lehman Brothers' role as financial advisor to Washington Mutual, Lehman Brothers and the following investment banking employees of Lehman Brothers may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Washington Mutual and Great Western: Steven B. Wolitzer, Philip R. Erlanger, Sanjiv Sobti, David J. Kim, Craig P. Sweeney and Daniel A. Trznadel. In the normal course of its business Lehman Brothers regularly buys and sells Washington Mutual Securities and Great Western Securities for its own account and for the account of its customers, which transactions may result from time to time in Lehman Brothers and its associates having a net "long" or net "short" position in Washington Mutual Securities, Great Western securities, or option contracts or other derivatives in or relating to Washington Mutual Securities or Great Western Securities. As of April 7, 1997, Lehman Brothers had positions in Washington Mutual Securities and Great Western Securities as principal as follows: (i) net "short" 224 of Washington Mutual's common shares;
(ii) net "long" 27,434 shares of Washington Mutual's 9.12% preferred stock;
(iii) net "long" 124,964 shares of Washington Mutual's 7.60% preferred stock;
(iv) net "short" 3,509 of Great Western's common shares; and (v) net "long" 160,000 shares of Great Western's 8.30% preferred.


        Great Western has retained Goldman, Sachs & Co. ("Goldman Sachs") and Merrill Lynch & Co. ("Merrill Lynch") to act as its financial advisors in connection with the Merger, as well as the merger proposal by H.F. Ahmanson & Company, for which they received and may receive substantial fees. Each of Goldman Sachs and Merrill Lynch is an investment banking firm that provides a full range of financial services for institutional and individual clients. Neither Goldman Sachs nor Merrill Lynch admits that it or any of its directors, officers or employees is a "participant" as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, in the proxy solicitation, or that Schedule 14A requires the disclosure of certain information concerning Goldman Sachs and Merrill Lynch. In connection with Goldman Sachs's role as financial advisor to Great Western, Goldman Sachs and the following investment banking employees of Goldman Sachs may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Joe Wender, John Mahoney, Andy Gordon, Todd Owens and Andrea Vittorelli. In connection with Merrill Lynch's role as financial advisor to Great Western, Merrill Lynch and the following investment banking employees of Merrill Lynch may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of Great Western: Herb Lurie, Louis S. Wolfe, Paul Wetzel, Frank V. McMahon, John Esposito, Alex Sun, Christopher Del-Moral Niles and Kavita Gupta. In the normal course of their respective businesses Goldman Sachs and Merrill Lynch regularly buy and sell securities issued by Great Western and its affiliates ("Great Western Securities") and Washington Mutual and its affiliates (Washington Mutual Securities") for its own account and for the accounts of its customers, which transactions may result from time to time in Goldman Sachs and its associates and Merrill Lynch and its associates having a net "long" or net "short" position in Great Western Securities, Washington Mutual Securities, or option contracts or other derivatives in or relating to Great Western Securities or Washington Mutual Securities.

        As of April 7, 1997, Goldman Sachs held positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 8,173 of Great Western's common shares; (ii) net "long" $1 million of Great Western's deposit notes; and (iii) net "long" 1,098 shares of Washington Mutual's common shares. As of April 7, 1997, Merrill Lynch had positions in Great Western Securities and Washington Mutual Securities as principal as follows: (i) net "long" 7,125 of Great Western's common shares and (ii) net "long" 1,526 of Washington Mutual's common shares.